UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

IDW Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34355	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-438-3385

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 29, 2022, IDW Media Holdings, Inc. (the “Registrant”) amended two warrants that had been previously issued to Howard Jonas, the Registrant’s Chairman of the Board (the “Amendments”). The exercise price of a warrant to purchase 89,243 shares of the Registrant’s Class B common stock (the “Class B Common Stock”), dated August 21, 2018, was reduced from $42.02 per share to $1.936 per share (which represents a ten percent (10%) premium over the closing price of the Class B Common Stock on the NYSE American on March 29, 2022. A separate warrant to purchase 98,336 shares of the Class B Common Stock, dated March 30, 2019 was amended to reduce the exercise price from $26.44 per share to $1.936 per share and to extend the expiration date from March 30, 2022 to August 21, 2023, the same expiration date of the other warrant.

Copies of the Amendments are filed as Exhibits 4.1 and 4.2 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
4.1	Amendment to Warrant to Purchase Class B Common Stock issued to Howard S. Jonas, dated August 21, 2018.
4.2	Amendment to Warrant to Purchase Class B Common Stock issued to Howard S. Jonas, dated March 30, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Ezra Y. Rosensaft
Name:	Ezra Y. Rosensaft
Title:	Chief Executive Officer

Dated: April 4, 2022

EXHIBIT INDEX

Exhibit No.	Document
4.1	Amendment to Warrant to Purchase Class B Common Stock issued to Howard S. Jonas, dated August 21, 2018.
4.2	Amendment to Warrant to Purchase Class B Common Stock issued to Howard S. Jonas, dated March 30, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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